UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2023

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 401 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointments of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Executive Officer

On February 6, 2023, Viridian Therapeutics, Inc. (the “Company”) announced the appointment of Scott Myers as the Company’s President and Chief Executive Officer, effective immediately. Mr. Myers was also appointed as a Class III Director to serve until the Company’s 2024 Annual Meeting of Stockholders and until his successor is duly elected and qualified (the “Board”).

Mr. Myers, age 56, has more than 30 years of biopharmaceutical and medical technology experience, and has held global executive leadership and director roles at numerous commercial- and development-stage biopharmaceutical companies. Most recently, he served as President and Chief Executive Officer of AMAG Pharmaceuticals, Inc., a pharmaceutical company, from April 2020 through its acquisition by Covis Group in October 2020. Previously, Mr. Myers served as Chief Executive Officer and chairman of the board of directors of Rainier Therapeutics, Inc., formerly known as BioClin Therapeutics, Inc., an oncology biotechnology company focused on late-stage bladder cancer from June 2018 until January 2020, and as Chief Executive Officer and member of the board of directors of Cascadian Therapeutics, Inc., an oncology company, from April 2016 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Mr. Myers served as Chief Executive Officer of Aerocrine AB, a medical device company, from 2011 through its acquisition by Circassia Pharmaceuticals plc in 2015. He is currently a member of the boards of directors of Selecta Biosciences, Inc., which he joined in June 2019, Sensorion SA, which he joined in December 2021, Dynavax Technologies Corporation, which he joined in October 2021, and Harpoon Therapeutics which he joined in August 2018. Mr. Myers previously served on the boards of directors of Cascadian Therapeutics, Inc. from 2016 through 2018 and Trillium Therapeutics Inc. from April 2021 until its acquisition by Pfizer Inc. in November 2021. Mr. Myers intends to comply with corporate governance guidelines related to overboarding by the end of 2023. Mr. Myers received his B.A. in biology from Northwestern University and his M.B.A. from the University of Chicago Booth School of Business.

The Company entered into an employment agreement with Mr. Myers pursuant to which he will serve as the Company’s President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement provides that Mr. Myers will serve as an at-will employee. Mr. Myers will receive an annualized base salary of $725,000 (“Base Salary”). He will be eligible to earn discretionary annual cash bonuses with a target bonus opportunity of 60% of his Base Salary (“Target Bonus”). Such bonus is subject to Mr. Myers’ continues performance through the end of the applicable performance period and achievement of the applicable performance targets and goals. Mr. Myers is eligible to participate in the employee benefit plans and programs provided to the Company’s senior executives. Mr. Myers will perform his duties principally from Kirkland, Washington, and the Company will reimburse him for reasonable business travel expenses and reasonable expenses directly related to securing accommodations in the Greater Boston area for him and his family. Mr. Myers is also eligible to receive annual long-term incentive grants consistent with similar practices for the Company’s senior executives, awarded at the discretion of the Board. In connection with his commencement of employment, he was granted an option to purchase 1,000,000 shares of the Company’s common stock at an exercise price equal to the fair value of the Company’s common stock on The Nasdaq Capital Market on February 6, 2023 and an award of 250,000 restricted stock units (collectively, the “Initial Equity Award”). The Initial Equity Award was granted outside of the Company’s current equity plan, but is subject to terms and conditions generally consistent with those in the Viridian Therapeutics, Inc. Amended & Restated 2016 Equity Incentive Plan. The shares underlying the option and the restricted stock units vest and, in the case of the option, become exercisable as follows: one quarter of the underlying shares on the first anniversary of February 6, 2023 and then in equal monthly installments thereafter over the following 36 months, subject to Mr. Myers’ continued service to the Company.

Under the Employment Agreement, upon a termination of Mr. Myers’ employment by the Company without Cause or by Mr. Myers for Good Reason, Mr. Myers will be entitled to receive (i) an amount equal to his annual base salary in effect immediately prior to the termination, payable in equal installments for a period of 18 months, (ii) a pro-rated bonus at the greater of actual or target level of performance, (iii) reimbursement of COBRA coverage for up to 18 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage), and (iv) the Initial Equity Award will immediately vest the equivalent of 18 months.

Such payments and benefits are subject to Mr. Myers continuing to comply with his obligations under the Employment Agreement and Company’s form of Invention Assignment, Non-Disclosure, and Business Protection Agreement; his execution and non-revocation of a separation agreement and release of claims in favor of the Company and compliance with certain restrictive covenants (the “Severance Conditions”).

Under the Employment Agreement, in the event of a Change of Control, upon a termination of Mr. Myers’ employment by the Company without Cause or by Mr. Myers for Good Reason during the one month period prior to, on or within the 18 months following the consummation of a Change of Control, subject to his compliance with the Severance Conditions, Mr. Myers will be entitled to the benefits described in the paragraph above except that all equity awards held by Mr. Myers will accelerate and become fully as of the date of termination.

In connection with the Employment Agreement, Mr. Myers also entered into the Company’s form of Invention Assignment, Non-Disclosure, and Business Protection Agreement.

Capitalized terms used in herein, but not defined, shall have the meanings given to them in the Employment Agreement. The foregoing summary of the Employment Agreement does not purport to be a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Myers and any other persons pursuant to which he was appointed as President and Chief Executive Officer and director of the Company. There are no family relationships between Mr. Myers and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of President and Chief Executive Officer and Director

Also on February 6, 2023, the Company announced that Jonathan Violin, Ph.D., will be stepping down from his role as President and Chief Executive Officer of the Company and as a member of the Board, effective immediately.

The Company entered into a General Release and Separation and Consulting Agreement (the “Separation Agreement”) with Dr. Violin on February 6, 2023 (the “Separation Date”). Pursuant to the terms of the Separation Agreement, Dr. Violin will be entitled to receive the following severance benefits: (i) continued payment of his current annual base salary for a period of 18 months following the Separation Date, (ii) a one-time payment equal to his earned annual bonus for fiscal year 2022 to the extent accrued and unpaid as of the date of the Separation Agreement, (iii) a one-time payment equal to $36,566, (iii) 12 months of accelerated vesting of all unvested and outstanding stock options previously awarded to Dr. Violin, and (iv) payment of Dr. Violin’s COBRA premiums for up to 18 months (or, if sooner, until he receives substantially similar coverage from another employer or ceases to be eligible for COBRA coverage). The payment of the foregoing benefits under the Separation Agreement is conditioned upon the general release in favor of the Company included in the Separation Agreement becoming effective.

Following the Separation Date, Dr. Violin will serve as a consultant to the Company for twelve months. In exchange for providing consulting services, Dr. Violin will receive an additional 12 months of vesting of all unvested and outstanding stock options previously awarded to Dr. Violin. Such options will continue to vest in accordance with their existing monthly vesting schedules, subject to Dr. Violin’s continued service through the applicable vesting dates. Unvested options that do not otherwise vest will fully vest upon a Change in Control in the event such a transaction occurs on or prior to the 15-month anniversary of the Separation Date.

Dr. Violin’s resignation from the Board was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices.

Capitalized terms used in herein, but not defined, shall have the meanings given to them in the Separation Agreement. The foregoing summary of the Separation Agreement does not purport to be a complete description of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 6, 2023, the Company issued a press release announcing the appointment of Mr. Myers as President and Chief Executive Officer and a member of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

The Company is filing its presentation regarding positive topline data from its Phase 1/2 trial of VRDN-001 in patients who suffer from thyroid eye disease from January 2023 as Exhibit 99.2 to this Current Report on Form 8-K to incorporate by reference such presentation into the Company’s filings with the Securities and Exchange Commission, including registration statements filed under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Scott Myers Employment Agreement, dated December 29, 2022

10.2	Jonathan Violin General Release and Separation and Consulting Agreement, dated February 6, 2023

99.1	Press release, dated February 6, 2023

99.2	Viridian Therapeutics, Inc. Topline Data Presentation, dated January 2023 (incorporated by reference from the Company’s Current Report on Form 8-K filed on January 9, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: February 6, 2023	By:	/s/ Kristian Humer
Kristian Humer
Chief Financial Officer and Chief Business Officer